Exhibit 4.2

Execution Version

TENTH SUPPLEMENTAL INDENTURE

THIS TENTH SUPPLEMENTAL INDENTURE, dated as of November 30, 2021 (this “Supplemental Indenture”), is by and between Covanta Holding Corporation, a Delaware corporation, as issuer (hereinafter sometimes called the “Company”), the parties that are signatories hereto as the Guarantors (each, a “Guaranteeing Entity” and, collectively, the “Guaranteeing Entities”) and Wells Fargo Bank, National Association, a national banking association, as trustee (hereinafter sometimes called the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of January 18, 2007 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by the Sixth Supplemental Indenture, dated as of October 18, 2018 (the “Sixth Supplemental Indenture”), pursuant to which 6.000% Senior Notes due 2027 (the “Notes”) were issued, is herein called the “Indenture”;

WHEREAS, Section 8.3 of the Original Indenture provides that each Guarantor’s Securities Guarantee be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that the Indenture be executed on behalf of such Guarantor by one of its Officers;

WHEREAS, Section 9.01(7) of the Sixth Supplemental Indenture with respect to the Notes, provides, inter alia, that, subject to certain exceptions therein, the Indenture and the Notes may be amended or supplemented without the consent of the Holders of the Notes then outstanding to make any change to the Indenture that does not adversely affect the legal rights under the Indenture of any Holder;

WHEREAS, in accordance with Section 11.4 of the Original Indenture, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each dated the date hereof, with respect to this Supplemental Indenture on the date hereof;

WHEREAS, pursuant to Section 9.01 of the Sixth Supplemental Indenture with respect to the Notes, and Section 10.7 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all of the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery hereof have been in all respects duly authorized by the parties hereto.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Capitalized Terms. Capitalized terms used herein without being defined herein shall have the meanings assigned to them in the Indenture or the Notes, as applicable.

Section 1.2 Certain Definitions. Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth in this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes.

ARTICLE II

Guarantee

Section 2.1 Agreement to be Bound. Each of the Guaranteeing Entities hereby agrees to become a party to the Indenture as a Guarantor with respect to the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.

Section 2.2 Guarantee. Each Guaranteeing Entities agrees, on a joint and several basis with all the other Guaranteeing Entities, to fully, unconditionally and irrevocably guarantee (the “Securities Guarantee”) to each Holder of the Notes and the Trustee the Notes or the obligations of the Company under the Notes and the Indenture with respect to the Notes pursuant to Article VIII of the Original Indenture on a senior basis.

ARTICLE III

Effectiveness

Section 3.1 Effectiveness.

(a) This Supplemental Indenture shall become a valid, binding and legal agreement enforceable in accordance with its terms on each of the parties hereto and effective when executed by the parties hereto.

(b) All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture with respect to the Notes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture with respect to the Notes, unless the context otherwise requires. Upon becoming operative (and not before), the Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes.

ARTICLE IV

Miscellaneous

Section 4.1 Incorporation. All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture and the Notes. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this Supplemental Indenture shall govern.

Section 4.2 Release of Guarantee. This Securities Guarantee shall be released in accordance with Section 10.2 of the Indenture.

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Section 4.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.4 Successors. All agreements of each of the Company and the Guaranteeing Entities in this Supplemental Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 4.5 Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.6 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 4.7 No Responsibility by Trustee. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture or the due authorization and execution hereof by the Company.

Section 4.8 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Supplemental Indenture and the Notes. The Company or its agents will make all such calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders. The Company upon request will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

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Section 4.9 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 4.10 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation: (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 4.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTEEING ENTITIES, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.12 Ratification of Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Company hereby expressly reaffirms each of its obligations to indemnify the Trustee and hold the Trustee harmless pursuant to Section 7.7 of the Original Indenture in connection with the Trustee’s execution and delivery of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

COVANTA HOLDING CORPORATION, as Company

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Pages to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A. as agent for WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jessica Wudroms
	Name:	Jessica Wudroms
	Title:	Vice President

[Signature Pages to Supplemental Indenture]

COVERT INTERMEDIATE, INC.

By:	/s/ Nathalie Brabers
	Name:	Nathalie Brabers
	Title:	President

By:	/s/ Ivana Milos
	Name:	Ivana Milos
	Title:	Secretary

[Signature Pages to Supplemental Indenture]

COVANTA HUNTSVILLE , INC.
ENVIRONMENTAL PHARMACEUTICALS, LLC COVANTA STANISLAUS, INC.
COVANTA BRISTOL, INC.
CHESAPEAKE WASTE SOLUTIONS, LLC
COVANTA 4RECOVERY TRANSFER SYSTEMS LLC COVANTA ABINGTON TRANSFER SOLUTIONS LLC
COVANTA ARC LLC
COVANTA CAMDEN GP, LLC
COVANTA COMPANY OF SEMASS, LLC
COVANTA DELAWARE VALLEY II, LLC
COVANTA DELAWARE VALLEY OP, LLC
COVANTA ENERGY AMERICAS, INC.
COVANTA ENERGY GROUP, LLC
COVANTA ENERGY MARKETING LLC
COVANTA ENERGY, LLC
COVANTA ENVIRONMENTAL SOLUTIONS, LLC COVANTA ESSEX II, LLC
COVANTA ESSEX LLC
COVANTA HARRISBURG, INC.
COVANTA HEMPSTEAD II, LLC
COVANTA HUNTINGTON , LLC
COVANTA LONG BEACH RENEWABLE ENERGY CORP.
COVANTA METALS MARKETING LLC
COVANTA NIAGARA I, LLC
COVANTA PLYMOUTH RENEWABLE ENERGY, LLC
COVANTA POWER INTERNATIONAL HOLDINGS, INC.
COVANTA PROJECTS, LLC
COVANTA SECONN LLC
COVANTA SUSTAINABLE SOLUTIONS, LLC
COVANTA TULSA RENEWABLE ENERGY, LLC COVANTA YORK RENEWABLE ENERGY, LLC

MSW ENERGY FINANCE CO. II, INC. each as a Guarantor

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Pages to Supplemental Indenture]

COVANTA DADE METALS RECOVERY LLC
COVANTA DADE RENEWABLE ENERGY, LLC
COVANTA HILLSBOROUGH, INC.
COVANTA LAKE II, INC.
COVANTA LEE, INC.
COVANTA PASCO, INC.
WASTE RECOVERY SOLUTIONS, LLC
COVANTA HONOLULU RESOURCE RECOVERY VENTURE, LLC
COVANTA INDIANAPOLIS, INC.
COVANTA MONTGOMERY, INC.
COVANTA HAVERHILL ASSOCIATES, LLC
COVANTA HAVERHILL, INC.
COVANTA KENT, INC.
COVANTA OPERATIONS OF UNION, LLC
COVANTA BABYLON, INC.
COVANTA MACARTHUR RENEWABLE ENERGY, INC.
INDUSTRIAL OIL TANK SERVICE CORPORATION GARCO, INC.
COVANTA MARION LAND CORP.
COVANTA MARION, INC .
COVANTA LANCASTER, INC.
COVANTA ALEXANDRIA/ARLINGTON, LLC
COVANTA FAIRFAX, LLC
ADVANCED WASTE SERVICES OF INDIANA, LLC COVANTA ENVIRONMENTAL SOLUTIONS

CARRIERS II, LLC each as a Guarantor

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Pages to Supplemental Indenture]

SEMASS PARTNERSHIP

By: Covanta Company of SEMASS, LLC, its General Partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

CAMDEN COUNTY ENERGY RECOVERY ASSOCIATES, L.P.

By: Covanta Camden GP, LLC, its General Partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Pages to Supplemental Indenture]

COVANTA HEMPSTEAD COMPANY

By: Covanta ARC LLC, its partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

By: Covanta Hempstead II, LLC, its partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Pages to Supplemental Indenture]

COVANTA DELAWARE VALLEY, L.P.

By: Covanta ARC LLC, its General Partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

COVANTA ESSEX COMPANY

By: Covanta Essex LLC, its General Partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

By: Covanta Essex II, LLC, its General Partner

By:	/s/ Bradford Helgeson
	Name:	Bradford Helgeson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Pages to Supplemental Indenture]